                                                                    EXHIBIT 21.


                        LIST OF NEW RALCORP SUBSIDIARIES




Beech-Nut Nutrition Corporation
State of Incorporation:  Nevada

Bremner Finance, Inc.
State of Incorporation:  Delaware

Bremner, Inc.
State of Incorporation:  Nevada

Keystone Conference Services, Inc.
State of Incorporation:  Colorado

Keystone Development Sales, Inc.
State of Incorporation:  Colorado

Keystone Food & Beverage Company
State of Incorporation:  Colorado

Keystone Resort Property Management Company
State of Incorporation:  Colorado

National Oats Company
State of Incorporation:  Nevada

Ralston Food Sales, Inc.
State of Incorporation:  Nevada

Ralston Foods, Inc.
State of Incorporation:  Nevada

Ralston Resorts, Inc.
State of Incorporation:  Colorado